Exhibit 10.2

REVOLVING CREDIT NOTE

$75,000,000	St. Louis, Missouri

October 6, 2017 (the "Effective Date")

FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, SIMMONS FIRST NATIONAL CORPORATION an Arkansas corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), the principal sum of Seventy Five Million Dollars ($75,000,000) or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to Borrower pursuant to the Revolving Credit Agreement (defined below). The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Revolving Credit Note (this "Note") at any one time shall not exceed $75,000,000, which amount may be borrowed, paid, re-borrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Revolving Credit Agreement.

Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate(s) and on the dates set forth in the Revolving Credit Agreement.

All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note consistent with the terms of the Revolving Credit Agreement. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at One US Bank Plaza, 7th Street & Washington Avenue, St. Louis, Missouri 63101, or at such other place as Lender may from time to time designate in writing.

Lender shall record in its books and records the date and amount of each Revolving Credit Loan made by it to Borrower under this Note and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made to Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth absent manifest error.

This Note is the "Note" referred to in the Revolving Credit Agreement dated as of the Effective Date by and between Borrower and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the "Revolving Credit Agreement”; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

If any Event of Default shall occur under or within the meaning of the Revolving Credit Agreement, then Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Revolving Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof) in accordance with the terms of the Revolving Credit Agreement. All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.

[SIGNATURE ON FOLLOWING PAGE]

SIGNATURE PAGE- BORROWER

REVOLVING CREDIT NOTE

Borrower:

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ Robert A. Fehlman
Name:	Robert A. Fehlman
Title:	Senior Executive Vice President- CFO & Treasurer